UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2060 Centre Pointe Boulevard, Suite 7

Mendota Heights, Minnesota 55120

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Departure of Officer or Director

Effective April 23, 2012, Kevin Davidson resigned as Chief Executive Officer, President and Chief Financial Officer of BioDrain Medical, Inc. Mr. Davidson remains a member of the Registrant Board of Directors.

(b)           Appointment of Officer or Director

Effective April 23, 2012, Joshua Kornberg was appointed by the Registrant Board of Directors as the Interim Chief Executive Officer, President and Chief Financial Officer of BioDrain Medical, Inc. Mr. Kornberg was elected to the Board on March 9, 2012. Mr. Kornberg is a founding partner of APA, a private equity fund based in New York. Mr. Kornberg served as Chief Investment Officer of The Lightstone Group, a national private equity firm and Director of the Lightstone Value Plus REIT, a public company focused on commercial real estate. He worked in the capital markets group at Morgan Stanley, and also served as Vice President at The RREEF Funds, one of the leading global pension fund advisors. Mr. Kornberg, together with his affiliates, is a major shareholder of the Registrant.

Mr. Kornberg was appointed to the Board by Dr. Samuel Herschkowitz pursuant to the provisions of an Amended and Restated Note Purchase Agreement, dated as of December 20, 2011, between Dr. Herschkowitz and the Registrant. Mr. Kornberg is a Managing Partner of SOK Partners, LLC, which entered into a Convertible Note Purchase Agreement, dated as of March 28, 2012 with the Registrant. The terms and conditions of these agreements and related arrangements were described in the Registrant’s Current Report on Form 8-K filed on April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012

BIODRAIN MEDICAL, INC.

By:	/s/ Joshua Kornberg
Joshua Kornberg
Interim Chief Executive Officer, President and Chief Financial Officer